UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2012

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 21, 2012, Riverbed Technology, Inc., a Delaware corporation (the “Company”), announced that its Board of Directors approved an increase of $150 million to its stock repurchase program. The total authorized repurchase is now $300 million. The stock purchases may be made from time to time on the open market in compliance with applicable state and federal securities laws. The timing and amount of any purchases will be based on market conditions and other factors, including price, regulatory requirements and capital availability. The repurchase program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. As of March 31, 2012, approximately $37 million had been repurchased, and as of May 18, 2012, an additional $26 million had been repurchased, with approximately $237 million remaining available in the newly increased program.

The press release issued on May 21, 2012 is furnished as Exhibit No. 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Brett Nissenberg
General Counsel and Senior Vice President of Corporate and Legal Affairs

Date: May 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 21, 2012.

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